UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 20, 2016

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On April 20, 2016, On Deck Capital, Inc. (the “Company”) announced a proposed private offering of $250 million in aggregate principal amount of Series 2016-1 Fixed Rate Asset-Backed Notes (the “Notes”), by its wholly-owned subsidiary, OnDeck Asset Securitization Trust II LLC, which will issue the Notes (the “Issuer”). Collateral for the Notes will consist of, among other things, a revolving pool of the Company’s small business loans. The Notes may be issued in one or more classes.
The net proceeds from the proposed private offering will be used by the Issuer primarily to purchase a revolving pool of small business loans from the Company. The Company will use the purchase price it receives from the sale of those loans to repay any debt currently secured by those loans, including optionally prepaying in full all $175 million aggregate principal amount of the Series 2014-1 Notes, Class A and Class B, due 2018 (collectively, the “Old Notes”) issued by one of the Company’s other wholly-owned subsidiaries in a prior securitization transaction. The Company will use any remaining proceeds for general corporate purposes.  The exact terms and timing of the proposed offering will depend upon market conditions and other factors.  The Issuer will be the sole obligor of the Notes; the Notes will not be obligations of or guaranteed by the Company.
The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act.
This Current Report on Form 8-K is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum. This Current Report on Form 8-K shall not constitute a notice of optional prepayment with respect to, or effect an optional prepayment of, the Old Notes. Such notice, if given, will be made only in accordance with the documents governing the Old Notes.
The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly provided by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other legal authority. Forward-looking statements can be identified by words such as “proposed,” “will,” “enables,” “expects,” “allows,” “continues,” “believes,” “anticipates,” “estimates” or similar expressions. These include statements regarding the proposed private offering of the Notes, the contemplated size of the proposed offering of the Notes, possible completion of the proposed offering of the Notes, the prospective impact of the proposed offering of the Notes and plans to repay the Old Notes. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.  Our expected results may not be achieved, and actual results may differ materially from our expectations.  There can be no assurance that the proposed offering of the Notes will be completed as currently contemplated or at all. Factors that could cause or contribute to actual results differing from our forward-looking statements include risks relating to: changes in the financial markets, including changes in credit markets, interest rates, securitization markets generally and our proposed private offering in particular, that can impact the willingness of investors to buy the Notes and the prices and interest rates that investors may require; adverse developments regarding the Company, its business or the online or broader marketplace lending industry generally, which could impact demand for or pricing of the Notes; and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other documents that we file with the Securities and Exchange Commission from time to time, which are or will be available on the Commission's website at www.sec.gov. Except as required by law, we undertake no duty to update the information in this report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016	On Deck Capital, Inc.

/s/ Howard Katzenberg
Howard Katzenberg Chief Financial Officer